Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Corporate Income Fund--Monthly Payment Series--313, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49449 of our opinion dated August 23, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 13, 2000